Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We hereby consent to the use of our report dated April 11, 2011 regarding Torch Energy Royalty Trust interest for the year ended December 31, 2010 and to reference to our firm included in this Form 10-K.

NETHERLAND, SEWELL AND ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
April 21, 2011